                                                                  Execution Copy

                                CREDIT AGREEMENT

                                     FOR THE

                                 COLUMBIA FUNDS

                                   dated as of
                                  July 23, 2004

                      STATE STREET BANK AND TRUST COMPANY,
                  as Operations Agent and Administrative Agent

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
                                    ARTICLE I
                                   DEFINITIONS

SECTION           1.01     Definitions..................................................
                  1.02     Accounting Terms and Determinations..........................

                                   ARTICLE II
                                   THE CREDIT

SECTION           2.01     Commitments to Lend..........................................
                  2.02     Notice of Borrowings.........................................
                  2.03     Funding of Loans.............................................
                  2.04     Notes; Records...............................................
                  2.05     Maturity of Loans............................................
                  2.06     Interest Rates...............................................
                  2.07     Fees     ....................................................
                  2.08     Recourse to Assets...........................................
                  2.09     Mandatory Termination of Commitments.........................
                  2.10     Optional Termination or Reduction of
                             Commitments; Concerning the Floating Rate LLC..............
                  2.11     Optional and Mandatory Prepayments...........................
                  2.12     General Provisions as to Payments............................
                  2.13     Computation of Interest and Fees.............................
                  2.14     Source of Repayment..........................................
                  2.15     Withholding Tax Exemption....................................

                                   ARTICLE III
                                   CONDITIONS

SECTION           3.01     Effectiveness................................................
                  3.02     All Borrowings...............................................

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION           4.01     Existence and Power; Investment Company......................
                  4.02     Authorization; No Contravention..............................
                  4.03     Binding Effect...............................................
                  4.04     Use of Proceeds; Compliance with Margin Rules................
                  4.05     Non-Affiliation with Banks...................................
                  4.06     Subsidiaries.................................................
                  4.07     Financial Information........................................
                  4.08     Litigation...................................................
                  4.09     ERISA    ....................................................
                  4.10     Taxes    ....................................................

                                                                                                 Page
                                                                                                 ----
                  4.11     Compliance...................................................
                  4.12     Full Disclosure..............................................
                  4.13     Foreign Assets, Control Regulations, Etc. ...................
                  4.14     Status of Loans..............................................

                                    ARTICLE V
                                    COVENANTS

SECTION           5.01     Information..................................................
                  5.02     Payment of Obligations.......................................
                  5.03     Maintenance of Insurance.....................................
                  5.04     Conduct of Business and
                             Maintenance of Existence...................................
                  5.05     Compliance with Laws.........................................
                  5.06     Inspection of Property, Books and Records....................
                  5.07     Debt.........................................................
                  5.08     Negative Pledge..............................................
                  5.09     Consolidations, Mergers and Sales of Assets..................
                  5.10     Use of Proceeds..............................................
                  5.11     Asset Coverage Ratio.........................................
                  5.12     Compliance with Prospectus...................................
                  5.13     Non-Affiliation with Banks...................................
                  5.14     Regulated Investment Company.................................
                  5.15     No Subsidiary................................................
                  5.16     ERISA........................................................
                  5.17     Changes to Organizational Documents..........................

                                   ARTICLE VI
                                    DEFAULTS

SECTION           6.01     Events of Default............................................

                                   ARTICLE VII
                                   THE AGENTS

SECTION           7.01     Appointment and Authorization................................
                  7.02     Action by Agents.............................................
                  7.03     Consultation with Experts....................................
                  7.04     Liability of Agents..........................................
                  7.05     Indemnification..............................................
                  7.06     Credit Decision..............................................
                  7.07     Successor Agents.............................................
                  7.08     Agents as Bank...............................................
                  7.09     Distribution by the Operations Agent.........................
                  7.10     Delinquent Banks.............................................

                                                                                                 Page
                                                                                                 ----
                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES

SECTION           8.01     Increased Cost and Reduced Return............................

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION           9.01     Notices......................................................
                  9.02     No Waivers...................................................
                  9.03     Expenses; Documentary Taxes;
                             Indemnification............................................
                  9.04     Set-Off  ....................................................
                  9.05     Amendments and Waivers.......................................
                  9.06     Successors and Assigns.......................................
                  9.07     Governing Law; Submission to Jurisdiction ...................
                  9.08     Waiver Of Jury Trial.........................................
                  9.09     Confidential Information.....................................
                  9.10     USA Patriot Act..............................................
                  9.11     Miscellaneous................................................

Schedule 1 -  Addresses for Notices, Commitment Amounts and Lending Offices

Schedule 2 -  Entities and Series

Schedule 4.11(c) -  Agreements with Regulators and Borrowing Limitations

Exhibit A         Form of Note

Exhibit B -       Form of Notice of Borrowing

Exhibit C -       Form of Opinion of Counsel for the Borrowers

Exhibit D -       Form of Allocation Notice

Exhibit E -       Form of Asset Coverage Ratio Certificate

Exhibit F -       Form of Assignment and Acceptance

                                CREDIT AGREEMENT

                  CREDIT AGREEMENT, dated as of July 23, 2004 (as amended, modified, supplemented and in effect from time to time, the "Agreement"), by and among the entities listed on Schedule 2 attached hereto (collectively, the "Entities"), the lending institutions listed on the signature pages hereof, and State Street Bank and Trust Company, as operations agent and administrative agent for itself and such other lending institutions. Certain of the Entities are entering into this Agreement on behalf of certain of their Series (as defined below), as set forth on Schedule 2 attached hereto.

                  The parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

                  "Act" has the meaning set forth in Section 9.10.

                  "Additional Series" means any series or portfolio of an Entity which is established after the date hereof.

                  "Administrative Agent" means State Street Bank and Trust Company acting as Administrative Agent for the Banks.

                  "Affiliate" has the meaning ascribed to the term "Affiliated Person" in the Investment Company Act and the rules and regulations thereunder.

                  "Affiliated Person" has the meaning ascribed to that term in the Investment Company Act and the rules and regulations thereunder.

                  "Agents" means, collectively, the Operations Agent and the Administrative Agent and, singly, each of such Person.

                  "Allocation Notice" means a notice, substantially in the form of Exhibit D attached hereto, furnished to the Operations Agent by or on behalf of each Borrower, setting forth, as of the date of such notice, the manner of allocation of liability for amounts that shall become due and payable by the Borrowers under this Agreement and the other Loan Documents other than principal and interest in respect of the Loans. The allocation of liability among the Borrowers as set forth in an Allocation Notice shall be effective from the date of receipt thereof by the Operations Agent until a later-dated Allocation Notice is delivered to the Operations Agent.

                  "Asset Coverage Ratio" has the meaning set forth in Section 5.01(d).

                  "Asset Coverage Ratio Certificate" has the meaning set forth in Section 5.01(d).

                  "Assignee" has the meaning set forth in Section 9.06(c).

                  "Bank" means State Street, each lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors and assigns.

                  "Base Rate" means the higher of (a) the annual rate of interest announced from time to time by State Street at its head office in Boston, Massachusetts as its "prime rate" and (b) one-half of one percent (1/2%) above the Federal Funds Rate as in effect from time to time.

                  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Borrower" means, with respect to each Entity whose assets are not divided into series or portfolios, that Entity, and with respect to each Entity whose assets are divided into series or portfolios, such Entity on behalf of a particular Series of such Entity. For example, if an Entity has two Series and wishes to borrow on behalf of one of those Series, the term "Borrower" would mean the Entity on behalf of the Series borrowing; if the Entity wishes to borrow on behalf of both Series, the term "Borrower" would mean the Entity on behalf of one Series and the Entity on behalf of the other Series, severally.

                  "Borrowing" means the aggregation of Loans of the Banks to be made to a Borrower pursuant to Article II hereof on a single date.

                  "Borrowing Date" means the Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to
Section 2.02 hereof.

                  "Business Day" means any day which is not (a) a day on which commercial banks are authorized or required to be closed in Boston, Massachusetts or (b) a legal holiday on which the New York Stock Exchange is scheduled to be closed.

                  "Commitment" means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrowers hereunder.

                  "Commitment Amount" means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto (as such Schedule may be amended and in effect from time to time), as such amount may be reduced from time to time pursuant to Sections 2.09, 2.10 or 9.06(c), or increased from time to time pursuant to Section 9.06(c)(i); and "Commitment Amounts" means, as of any date, the aggregate of all such amounts on such date. On the Effective Date, the aggregate Commitment Amounts equal $350,000,000.

                  "Commitment Percentage" means, with respect to each Bank, the ratio of such Bank's Commitment Amount to the aggregate Commitment Amounts expressed as a percentage. On the Effective Date, the Commitment Percentage of each Bank is set forth opposite the name of such Bank on Schedule 1 attached hereto.

                  "Confidential Material" has the meaning set forth in Section 9.09.

                  "Covered Person" has the meaning set forth in Section 9.03.

                  "Custodian" means the entity which, on the Effective Date, acts as the applicable Borrower's custodian for purposes of Section 17(f) of the Investment Company Act.

                  "Debt" of any Person means at any date, without duplication,
(a) all obligations of such Person for borrowed money or extensions of credit,
(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with generally accepted accounting principles, (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Debt is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations, (g) all obligations of such Person in respect of judgments, (h) all obligations of such Person in respect of banker's acceptances and under reverse repurchase agreements, and (i) all obligations of such Person in respect of Financial Contracts and all obligations that are senior securities for purposes of the Investment Company Act.

                  "Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Delinquent Bank" has the meaning set forth in Section
7.10(a).

                  "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

                  "Entities" has the meaning ascribed to that term in the preamble.

                  "Entity Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Entity Event of Default.

                  "Entity Event of Default" means any Event of Default specified in clauses (g) or (h) of Section 6.01 hereof, any Event of Default specified in clause (b) of Section 6.01 hereof as a result of the failure by an Entity to comply with Section 5.04 hereof, and any Event of Default specified in clause
(d) of Section 6.01 hereof to the extent such Event of Default arises with respect to the representations set forth in Section 4.01 hereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Group" means with respect to each Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Executive Order" has the meaning set forth in Section 4.13.

                  "Failure" has the meaning set forth in Section 7.10(b).

                  "Federal Funds Rate" means, for any day, an interest rate per annum equal to the rate appearing on Bloomberg page BTMM as quoted by Garvin Guy Butler as of 9:30 A.M. (Boston time) as the "Federal Funds Ask Rate" (or any successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Operations Agent from time to time for the purposes of providing quotations) or, if such rate is not so published, an interest rate per annum equal to the quotation received by the Operations Agent at approximately 9:30 a.m. (Boston time) on such day from a federal funds broker of recognized standing selected by the Operations Agent in its sole discretion on overnight federal funds transactions.

                  "Financial Contract Liability" means, at any time, the net amount, if any, that a Person would be obligated, in accordance with each Financial Contract to which such Person is a party, to pay to the relevant counterparty thereto if such Financial Contract and all transactions thereunder terminated at such time in accordance therewith on a complete no-fault basis (including, without limitation, any such amounts that would not be recorded as a liability under generally accepted accounting principles, such as fees payable upon early termination of a Financial Contract).

                  "Financial Contracts" means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, repurchase agreements, securities lending agreements, when-issued securities, swap, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, senior securities for purposes of the Investment Company Act.

                  "Floating Rate LLC" means Columbia Floating Rate Limited Liability Company, a Delaware limited liability company.

                  "Foreign Assets Control Regulations" has the meaning set forth in Section 4.13.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Investment Adviser" means (a) in respect of the Floating Rate LLC, Highland Capital Management, L.P. or one of its Affiliates and (b) in respect of Borrowers other than the Floating Rate LLC, Columbia Management Advisors, Inc. or one of its Affiliates.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Lending Office" means, initially, the office of each Bank designated as such in Schedule 1 attached hereto or in an Assignment and Acceptance pursuant to which such Bank first becomes a Bank hereunder; and thereafter such other office of such Bank, if any, located in the United States that shall be making or maintaining Loans.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including any agreement preventing a Person from encumbering such asset.

                  "Loans" means the revolving credit loans made or to be made by the Banks pursuant to Section 2.01(a) and the Swing Line Advances made or to be made by State Street individually pursuant to Section 2.01(b).

                  "Loan Documents" means, collectively, this Agreement, the Notes (if any), the fee agreement described in Section 2.07(c) hereof, and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended and in effect from time to time.

                  "Losses" has the meaning set forth in Section 7.05.

                  "Maximum Amount" means, with respect to a Borrower, the maximum amount such Borrower is permitted to borrow under the lowest borrowing limitation imposed by the following:

                  (a) applicable laws and regulations, including the Investment Company Act,

                  (b) the provisions of Sections 5.07 and 5.11(a) and 5.11(b) hereof,

                  (c) the limitations on borrowings adopted by such Borrower in its Prospectus or elsewhere, and

                  (d) any agreements with federal, state, local or foreign governmental authorities or regulators,

in each case as in effect from time to time.

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "Net Asset Value" of any Borrower means, at any date, the Total Assets of such Borrower minus the Total Liabilities of such Borrower.

                  "Notes" means promissory notes of the Borrowers issued pursuant to Section 2.04, substantially in the form of Exhibit A attached hereto, and "Note" means any one of such promissory notes issued hereunder.

                  "Notice of Borrowing" has the meaning set forth in Section
2.02.

                  "Obligations" means, with respect to each Borrower, all indebtedness, obligations and liabilities of such Borrower to any of the Banks and the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to such Borrower or any of the Notes or other instruments at any time evidencing any thereof.

                  "Operations Agent" means State Street acting as Operations Agent for the Banks.

                  "Original Credit Agreement" means that certain Credit Agreement, dated as of April 29, 1996 and amended and restated as of April 25, 2003, as amended, by and among certain of the Entities and the Banks.

                  "Overnight Rate" means, for any day, 0.50% above the Federal Funds Rate as in effect on that day.

                  "Participant" has the meaning set forth in Section 9.06(b).

                  "Person" means an individual, a corporation (or series thereof), a partnership, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Prospectus" means (a) with respect to each Borrower under than the Floating Rate LLC, (i) the prospectus (and all supplements thereto) required to be delivered by the Borrower to offerees of its securities pursuant to the Securities Act of 1933, as amended, and (ii) the Statement of Additional Information (and all supplements thereto) which must be provided by the Borrower to recipients of its Prospectus upon request pursuant to rules and regulations adopted by the Securities and Exchange Commission and (b) with respect to the Floating Rate LLC, the Registration Statement on Form N-2 required to be filed by the Floating Rate LLC with the Securities and Exchange Commission, as amended from time to time.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Representatives" has the meaning set forth in Section 9.09.

                  "Required Banks" means at any time at least two (2) Banks holding at least 50% of the aggregate unpaid principal amount of the Loans at such time; and if no principal is outstanding, at least two (2) Banks having at least 50% of the aggregate Commitment Amounts.

                  "Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

                  "Series" means, collectively, with respect to each Entity whose assets are divided into series or portfolios, those series of such Entity listed on Schedule 2 attached hereto, and with the prior written consent of the Operations Agent and each of the Banks and from and after delivery of each of the documents, in form and substance satisfactory to the Operations Agent, required by Section 3.01(b) hereof, any Additional Series of such Entity and, individually, each of such Series.

                  "State Street" means State Street Bank and Trust Company, a Massachusetts trust company.

                  "Subsidiary" of any Borrower means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Borrower.

                  "Swing Line Advance(s)" has the meaning set forth in Section 2.01(b).

                  "Termination Date" means, July 22, 2005 or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof (including, with respect to the Floating Rate LLC, Section 2.10(b)).

                  "Total Assets" means, at any date, all assets of a Borrower which in accordance with generally accepted accounting principles would be classified as assets upon a balance sheet of that Borrower prepared as of such date, valued in accordance with the methods and procedures described in such Borrower's Prospectus.

                  "Total Liabilities" means, at any date, all liabilities of a Borrower which in accordance with generally accepted accounting principles would be classified as liabilities upon a balance sheet of that Borrower prepared as of such date plus, without duplication, the aggregate amount of such Borrower's Debt and Financial Contract Liability.

                  "Trading With the Enemy Act" has the meaning set forth in
Section 4.13.

                  SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America, applied on a basis consistent (except for changes concurred in by the applicable Borrower's independent public accountants) with the most recent audited financial statements of that Borrower delivered to the Banks hereunder.

                                   ARTICLE II

                                   THE CREDIT

                  SECTION 2.01. COMMITMENTS TO LEND. (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to each Borrower, and each Borrower may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by such Borrower to the Operations Agent given in accordance with Section 2.02 hereof, such sums as are requested by such Borrower up to a maximum aggregate amount outstanding to such Borrower and all other Borrowers (after giving effect to all amounts outstanding and all amounts requested) at any one time equal to such Bank's Commitment Amount, provided that (i) the aggregate amount of any Borrower's Debt (after giving effect to all amounts requested by such Borrower) shall not exceed at any time the Maximum Amount for such Borrower at such time and (ii) the aggregate principal amount of all Loans outstanding to all Borrowers (after giving effect to all amounts requested) shall not exceed at any time the aggregate Commitment Amounts. Each Borrowing under this Section shall be in an aggregate principal amount of not less than $1,000,000 or a whole multiple of $100,000 in excess thereof and shall be made from the several Banks pro rata in accordance with each Bank's Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05.

         (b) Notwithstanding the provisions of clause (a) of this Section 2.01 and subject to the terms of this Agreement, each Borrower may request Loans in an aggregate principal amount not in excess of $50,000,000, and if:

                  (i) the aggregate principal amount of such Loans to such Borrower and all other Loans outstanding to the Borrowers which were made pursuant to the operation of this clause (b) do not exceed $50,000,000;

                  (ii) the aggregate principal amount of all Loans outstanding from State Street (after giving effect to all amounts requested) does not exceed State Street's Commitment Amount;

                  (iii) the aggregate amount of such Borrower's Debt (after giving effect to all Loans requested) does not exceed the Maximum Amount for such Borrower; and

                  (iv) the aggregate principal amount of all Loans outstanding to all Borrowers (after giving effect to all amounts requested) does not exceed the aggregate Commitment Amounts,

then State Street (subject to all of the terms and conditions of this Agreement) may, in its sole discretion, make all of such Loans (each, a "Swing Line Advance and, collectively, the "Swing Line Advances"). Each Borrower promises to pay any Swing Line Advance made to it in full (together with any accrued and unpaid interest thereon), and such Swing Line Advance shall mature, on the earliest of
(A) seven (7) days after the date such Swing Line Advance was made, (B) the date of the next Loan made to such Borrower by the Banks pursuant to clause (a) of this Section, and (C) the Termination Date. If:

                  (w) any Swing Line Advance remains outstanding to any Borrower seven (7) days from the date of the advance thereof,

                  (x) Loans are not requested pursuant to clause (a) of this Section by a Borrower to whom a Swing Line Advance is outstanding prior to the Termination Date,

                  (y) any of the events described in clauses (g) or (h) of
         Section 6.01 hereof occurs with respect to a Borrower to whom a Swing Line Advance is outstanding or, if a Borrower is an Entity acting on behalf of one or more of its Series, any of the events described in clauses (g) or (h) of Section 6.01 hereof occurs with respect to such Entity, or

                  (z) State Street so requests at any time in its sole discretion,

then, upon notice from State Street, each Bank (including State Street in its capacity as a Bank) shall fund its pro rata share (based upon such Bank's Commitment Percentage) of the principal amount of such Swing Line Advance with a Loan, regardless of (1) the satisfaction of any conditions precedent to the borrowing of Loans, (2) the occurrence of any Default or Event of Default with respect to such Borrower or any breach of this Agreement by any Bank, (3) any right of setoff, counterclaim, recoupment, defense or other right which such Bank may have against State Street, (4) any adverse change in the condition (financial or otherwise) of such Borrower, or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such pro rata share is not in fact funded by any Bank, State Street shall be entitled to recover such amount on demand from such Bank, together with accrued interest thereon from the due date therefore until the date such amount is funded by such Bank, at the Federal Funds Rate. The failure of any Bank to pay so fund its pro rata share of any Swing Line Advance shall not relieve any other Bank of its obligation to fund its pro rata share of such Swing Line Advance as provided hereunder.

                  SECTION 2.02. NOTICE OF BORROWINGS. The Borrower requesting a Loan (other than a Swing Line Advance) shall give the Operations Agent a notice substantially in the form of Exhibit B attached hereto (a "Notice of Borrowing") not later than 11:00 a.m. (Boston time) (or telephonic notice not later than 11:00 a.m. (Boston time) confirmed in a writing substantially in the form of Exhibit B attached hereto not later than 12:00 noon (Boston time)) on the Business Day of each proposed Borrowing appropriately completed concerning the Borrowing. The Borrower requesting a Swing Line Advance shall give the Operations Agent a Notice of Borrowing not later than 4:00 p.m. (Boston time) (or telephonic notice not later than 4:00 p.m. (Boston time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 4:30 p.m. (Boston time)) on the Business Day of each proposed Borrowing appropriately completed concerning the Borrowing. Each Notice of Borrowing or oral request shall constitute a representation and warranty by the Borrower named therein that the conditions set forth in Section 3.02 (and, in the case of the initial Loan to be made hereunder, Section 3.01) have been satisfied on the date of such notice and will be satisfied on the Borrowing Date. Such Notice of Borrowing or oral request shall not thereafter be revocable and shall obligate the Borrower named therein to accept the Loan requested from the Banks on the Borrowing Date.

                  SECTION 2.03. FUNDING OF LOANS. (a) Upon receipt of a Notice of Borrowing or an oral request for a Borrowing in accordance with Section 2.02, and upon receipt of any notice from State Street to fund the principal amount of any Swing Line Advance pursuant to Section 2.01(b), the Operations Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share, if any, of such Borrowing.

                  (b) Not later than 2:00 p.m. (Boston time) on the Borrowing Date of each Borrowing, each Bank shall (except as provided in clause (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in Boston, to the Operations Agent at its address referred to in Section 9.01. Unless the Operations Agent determines that any applicable condition specified in Article III has not been satisfied, the Operations Agent will make State Street's share of such Borrowing and the funds so received from the other Banks available to the Borrower requesting the Loan at the Operations Agent's aforesaid address. The failure or refusal of any Bank to make available to the Operations Agent as provided herein its share of any Borrowing shall not relieve any other Bank from its several obligations hereunder.

                  (c) If any Bank makes a new Loan hereunder for the use of a particular Borrower on a day on which that Borrower is to repay all or any part of an outstanding Loan to it from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Operations Agent as provided in clause (b) of this Section or remitted by that Borrower to the Operations Agent as provided in Section 2.11, as the case may be.

                  (d) If any Loan is to be made to a Borrower hereunder on a day on which any Swing Line Advance is outstanding to such Borrower, the proceeds of the Loan shall be applied first to the repayment of the outstanding Swing Line Advance, and only an amount equal to the difference (if any) between the amount being borrowed and the Swing Line Advance being repaid shall be made available to such Borrower by the Operations Agent as provided in clause (b) of this Section.

                  (e) Unless the Operations Agent shall have received notice from a Bank prior to any Borrowing Date that such Bank will not make available to the Operations Agent such Bank's share of the Borrowing to be made on such date, the Operations Agent may assume that such Bank has made such share available to the Operations Agent on such Borrowing Date in accordance with clause (b) of this Section and the Operations Agent may (but it shall not be required to), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Operations Agent, such Bank and the Borrower receiving such amount severally agree to repay to the Operations Agent, forthwith on demand by the Operations Agent, such amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Operations Agent, at (i) in the case of the Borrower receiving such amount, a rate per annum equal to the interest rate applicable thereto pursuant to Section
2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Operations Agent such amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. A notice of the Operations Agent to any Bank or the relevant Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

                  SECTION 2.04. NOTES; RECORDS. (a) Each Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the Debt of the Borrower resulting from the Loans made, or to be made, by such Bank to such Borrower, then upon request of such Bank, the Borrower shall promptly execute and deliver to such Bank, for the Loans made or to be made by such Bank to such Borrower, a promissory note substantially in the form of Exhibit A attached hereto, payable to the order of such Bank in an amount equal to the Loans payable or to be payable to such Bank by such Borrower from time to time.

                  (b) Each Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the date of any Loan to such Borrower or at the time of receipt of any payment of principal of any Loan from such Borrower, an appropriate notation on its records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in any such records, including any computer records, maintained by a Bank with respect to the Loans made by it shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such record shall not limit or otherwise affect the obligation of any Borrower hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans outstanding to such Borrower when due.

                  (c) The Operations Agent's records with respect to the Loans, the interest rates applicable thereto, each payment by a Borrower of principal and interest on the Loans and fees, expenses and any other amount due and payable in connection with this Agreement and the other Loan Documents shall be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrower in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower hereunder and under the other Loan Documents.

                  SECTION 2.05. MATURITY OF LOANS. Each Loan (other than a Swing Line Advance) shall mature, and the principal amount thereof shall be due and payable, on the earlier of the day which is sixty (60) days after the date such Loan was made or the Termination Date, together with any and all accrued and unpaid interest thereon. Each Swing Line Advance shall mature and be due and payable as provided in Section 2.01(b) hereof.

                  SECTION 2.06. INTEREST RATES. (a) Subject to Section 2.06(b) hereof, each Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Overnight Rate as in effect from time to time.

Such interest shall be payable monthly in arrears on the last Business Day of each calendar month, and at the maturity of such Loan.

                  (b) Any overdue principal of (whether at stated maturity, by acceleration or otherwise) and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest, compounded monthly and payable on demand, for each day from and including the date payment thereof was due (whether at stated maturity, by acceleration or otherwise) through and including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). During the continuance of a Default or an Event of Default the principal of the Loans to the defaulting Borrower which are not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Required Banks pursuant to Section 9.05, bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to this Section 2.06(a) hereof and (ii) the rate of interest applicable to overdue principal.

                  SECTION 2.07. FEES. (a) During the Revolving Credit Period, the Borrowers shall pay to the Operations Agent for the account of each Bank a commitment fee at the rate of 0.10% per annum on the daily amount by which the aggregate amount of such Bank's Commitment Amount exceeded the aggregate outstanding principal amount of the Loans (which, for purposes of this Section, shall not include Swing Line Advances) made by such Bank.

                  (b) Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date. Accrued commitment fees for each calendar quarter shall be payable in arrears on the fifteenth day of each April, July, October and January, commencing on the first such day after the Effective Date, and on the Termination Date.

                  (c) Each Borrower shall pay to the Operations Agent for its own account, annually in advance on the Effective Date and on each anniversary thereof during the term of this Agreement, a non-refundable fee as agreed upon separately by such Borrower and the Operations Agent.

                  SECTION 2.08. RECOURSE TO ASSETS. Loans made to each Borrower hereunder shall be paid solely to the account of that Borrower and used by that Borrower solely in accordance with Section 5.10 hereof. The obligations of each Borrower under this Agreement and the Loan Documents are several and not joint. The principal amount of the Loans made for use by a particular Borrower and accrued interest thereon and any fees or additional amounts payable in connection with or relating to such Loans pursuant to this Agreement, including, without limitation, Sections 2.07, 8.01 and 9.03 hereof, shall be paid or repaid solely from the assets of such Borrower and the Banks shall have no right of recourse or offset against the assets of any other Borrower with respect to such Loans or such other obligations or amounts, or any default in respect thereto.

                  SECTION 2.09. MANDATORY TERMINATION OF COMMITMENTS. On the Termination Date each Bank's Commitment shall terminate. Each Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding to that Borrower on such date, together with any and all accrued and unpaid interest thereon.

                  SECTION 2.10. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS; CONCERNING THE FLOATING RATE LLC. (a) Each Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Operations Agent to terminate entirely each Bank's Commitment to make Loans to such Borrower, whereupon each Bank's Commitment to make Loans to such Borrower shall be terminated. Promptly after receiving any notice of any Borrower delivered pursuant to this clause (a), the Operations Agent will notify the Banks of the substance thereof and revise Schedule 2 attached hereto accordingly. Upon the effective date of any such termination, the applicable Borrower shall pay to the Operations Agent for the respective accounts of the Banks all of the Loans outstanding to that Borrower on such date, together with any and all accrued and unpaid interest thereon, as well as the full amount of any commitment fee then accrued and allocated to such Borrower. No such termination of each Bank's Commitment to make Loans to such Borrower may be reinstated.

                  (b) Notwithstanding any other provision of this Agreement, each Bank's Commitment to make Loans to the Floating Rate LLC shall terminate on the earlier of (i) the date on which State Street ceases to act as the custodian for the Floating Rate LLC for purposes of Section 17(f) of the Investment Company Act and (ii) October 18, 2004. Upon the date of such termination (A) the Floating Rate LLC shall pay to the Operations Agent for the respective accounts of the Banks all of the Loans outstanding to it on such date, together with any and all accrued and unpaid interest thereon, as well as the full amount of any commitment fee then accrued and allocated to it and (B) the Borrowers shall deliver an Allocation Notice to the Operations Agent that reflects the removal of the Floating Rate LLC as a Borrower hereunder. No such termination of each Bank's Commitment to make Loans to the Floating Rate LLC may be reinstated. Promptly after the date of such termination, the Operations Agent shall revise
Schedule 2 attached hereto and distribute the same to the Banks.

                  (c) The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Operations Agent to reduce by $3,000,000 or in whole multiples of $1,000,000 in excess thereof the unborrowed portion of the aggregate Commitment Amounts, whereupon the aggregate Commitment Amounts shall be reduced pro rata among the Banks in accordance with their Commitment Percentages of the amount specified in such notice. Promptly after receiving any notice of the Borrowers delivered pursuant to this clause (b), the Operations Agent will notify the Banks of the substance thereof and revise Schedule 1 accordingly. Upon the effective date of any such reduction, the Borrowers shall pay to the Operations Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts pursuant to this
Section 2.10(c) may be reinstated.

                  SECTION 2.11. OPTIONAL AND MANDATORY PREPAYMENTS. (a) Each Borrower may, upon at least one Business Day's notice to the Operations Agent (which notice shall not thereafter be revocable by such Borrower), prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $1,000,000 and in whole multiples of $100,000 in excess thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                  (b) Upon receipt of a notice of prepayment pursuant to clause
(a), the Operations Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment.

                  (c) If at any time while any Loan is outstanding to a Borrower the amount of such Borrower's Debt exceeds the Maximum Amount for such Borrower, such Borrower immediately shall prepay such Loans made to such Borrower in full, or if prepayment of a portion of such Loans would cause the Borrower's Debt to no longer exceed the Borrower's Maximum Amount, the Borrower shall immediately prepay that portion of the outstanding principal amount such Loans (together, in each case, with accrued interest thereon).

                  (d) If at any time (i) the aggregate principal amount of all Loans outstanding to the Borrowers exceeds the aggregate Commitment Amounts or
(ii) the aggregate principal amount of all Loans made by any Bank exceeds the Commitment Amount of such Bank, the Borrowers shall immediately prepay such principal amount of the Loans (together with accrued interest thereon), as may be necessary to eliminate such excess.

                  SECTION 2.12. GENERAL PROVISIONS AS TO PAYMENTS. (a) Payment of principal of and interest on the Loans and of fees and all other amounts due hereunder shall be made not later than 2:00 p.m. (Boston time) on the date when due, in United States dollars and in Federal or other funds immediately available in Boston, to the Operations Agent at its address referred to in
Section 9.01. Each Borrower hereby authorizes the Operations Agent to debit its applicable account with State Street on the date when payment of amounts hereunder is due by that Borrower, and in the amounts of such payments. The Operations Agent will promptly distribute to each Bank its ratable share of each such payment received by the Operations Agent for the account of the Banks. All payments of principal of, and interest accrued on, Swing Line Advances shall be distributed solely to State Street for its own account. Whenever any payment of principal of, or interest on, the Loans or of fees or any other amount due hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest and fees shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (b) Unless the Operations Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Operations Agent may assume that such Borrower has made such payment in full to the Operations Agent on such date and the Operations Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that a Borrower shall not have so made such payment, each Bank shall repay to the Operations Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Operations Agent, at the Federal Funds Rate.

                  (c) Each Borrower agrees that payments by such Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by the United States or any political subdivision thereof or taxing or other authority therein unless such Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon any of the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Borrower will pay to the Operations Agent, for the account of the Banks or (as the case may be) the Operations Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in United States dollars as shall be necessary to enable the Banks or the Operations Agent to receive the same net amount which the Banks or the Operations Agent would have received on such due date had no such obligation been imposed upon the Borrower. Each Borrower will deliver promptly to the Operations Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Borrower hereunder or under such other Loan Document.

                  SECTION 2.13. COMPUTATION OF INTEREST AND FEES. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. The Operations Agent's determination of interest rates shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.14. SOURCE OF REPAYMENT. (a) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Borrower are separate and distinct from the assets and liabilities of each other Borrower and that no Borrower shall be liable or shall be charged for any debt, obligation, liability, fee or expense arising under this Agreement or any other Loan Document or out of or in connection with any transaction other than one entered into by or on behalf of itself. The Borrowers shall cause an Allocation Notice to be provided to the Operations Agent (i) as provided in Section 2.10(b) and Section 3.01(a)(v)(D), (ii) promptly following a determination by the Borrowers to change the allocations set forth in the Allocation Notice most recently delivered hereunder and (iii) upon request of the Operations Agent. Each Borrower shall be liable to the Banks and Agents hereunder for fees, costs and expenses that are not specific or identifiable to any Borrower or Borrowers for the percentage thereof as shall equal the percentage allocation set forth for such Borrowers in the Allocation Notice most recently delivered to the Operations Agent.

                  (b) The parties hereto acknowledge that (i) the declaration of trust for each Entity that is a trust is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, (ii) with respect to each Entity that is a trust, this Agreement is not executed on behalf of the trustees of such Entity as individuals, (iii) the obligations of any Series of such Entity under this Agreement, its Notes and any claims, obligations or liabilities arising hereunder are not binding on any of the trustees, officers or shareholders of such Entity individually but are binding upon only the assets and property of such Series, and (iv) no Borrower or, if such Borrower is an Entity acting on behalf of one or more of its Series, any other series of such Entity, will be held liable for the obligations or liabilities of any other Borrower or series of that Entity.

                  SECTION 2.15. WITHHOLDING TAX EXEMPTION. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Operations Agent two duly completed copies of United States Internal Revenue Service Form W8-ECI or W8-BEN (or any successor forms), certifying in either case that such Bank is entitled to receive payments under this Agreement and its Note (if any) without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W8-ECI or W8-BEN (or any successor forms) further undertakes to deliver to each of the Borrowers and the Operations Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by such Borrower or the Operations Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes (if any) without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Operations Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                   ARTICLE III

                                   CONDITIONS

                  SECTION 3.01. EFFECTIVENESS. (a) This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

                  (i) receipt by the Operations Agent of counterparts hereof signed by each of the parties hereto;

                  (ii) if requested by any Bank pursuant to Section 2.04, receipt by the Operations Agent for the account of such Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of
Section 2.04;

                  (iii) receipt by the Operations Agent of an opinion of Ropes & Gray LLP, counsel to the Borrowers, substantially in the form of Exhibit C attached hereto and satisfactory to the Operations Agent in all respects;

                  (iv) receipt by the Operations Agent of a certificate manually signed by an authorized officer of each of the Borrowers to the effect set forth in clauses (b) (if a Borrowing will occur on the Effective Date), (c) and (d) of
Section 3.02, such certificate to be dated the Effective Date and to be in form and substance satisfactory to the Operations Agent;

                  (v) receipt by the Operations Agent of sufficient copies of items (A), (B), (C) and (D) below for each Bank to receive one original as to each of the Entities (as applicable):

                           (A) a manually signed certificate from the Secretary
                  of each Entity in form and substance satisfactory to the Operations Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the officers of such Entity who are authorized to execute and take actions under the Loan Documents, as to the Custodian and Investment Adviser of such Entity, and certifying and attaching copies of (i) such Entity's certificate or articles of incorporation or organization or declaration of trust, as applicable, and by-laws as then in effect, and (ii) duly authorized resolutions of such Entity's Board of Directors or Board of Trustees, as applicable, authorizing for such Entity and, if applicable, each Series thereof, the borrowings and transactions contemplated hereby;

                           (B) a manually signed certificate from the Secretary
                  of each Entity in form and substance satisfactory to the Operations Agent and dated the Effective Date and certifying and attaching copies of its, or, if applicable, each of its Series current Prospectus;

                           (C) a manually signed Asset Coverage Ratio
                  Certificate for each Borrower; and

                           (D) an Allocation Notice with respect to each of the
                  Borrowers that has been manually signed by an authorized officer of each of the Entities;

                  (vi) receipt by the Operations Agent from each Entity of a copy of the certificate or articles of incorporation or organization or declaration of trust, as applicable, of such Entity, with all amendments, certified as of a recent date by the Secretary of State of the jurisdiction in which such Entity was organized or formed;

                  (vii) receipt by the Operations Agent of certificates dated as of a recent date that are satisfactory to the Operations Agent and reflect that each Entity is legally existing, in good standing and qualified to engage in business in the jurisdiction in which it was organized or formed and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

                  (viii) receipt by the Operations Agent of evidence reasonably satisfactory to the Operations Agent of the termination of the Original Credit Agreement and the payment in full of the aggregate principal amount of all loans outstanding under the Original Credit Agreement and all accrued and unpaid interest, fees, costs and expenses due and payable under the Original Agreement;

                  (ix) receipt by the Operations Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board (including a duly completed and executed FRB Form FR U-1 as required pursuant to Regulation U with respect to each Borrower) and other governmental and regulatory authorities, the existence of each of the Borrowers, the authority for and the validity and enforceability of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Operations Agent;

                  (x) receipt by the Operations Agent of payment of all fees and expenses (including fees and disbursements of special counsel for the Operations Agent ) then payable hereunder;

                  (xi) satisfactory completion by the Banks of due diligence with respect to the Borrowers; and

                  (xii) the Banks being satisfied in their sole discretion that there has been no material adverse change in the business, assets, financial condition or prospects of any of the Borrowers since the date of the most recent financial statements of the applicable Borrower referred to in Section 4.07;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than July 23, 2004. Receipt by the Operations Agent of a Bank's signature hereto shall mean that the conditions in clauses (xi) and (xii) of this Section 3.01(a) have been satisfied as to that Bank. The Operations Agent shall promptly notify the Borrowers and the Banks of the Effective Date and such notice shall be conclusive and binding on all parties hereto.

         (b) After the Effective Date, upon the written consent of the Operations Agent and each of the Banks, any Additional Series may become a Series hereunder and for all purposes of the Loan Documents, in each case only when the applicable Entity, on behalf of such Additional Series, shall have delivered to the Operations Agent an executed addendum to each of the Loan Documents reflecting the addition of such Additional Series, along with copies of each of the documents required by Section 3.01(a)(iii), (iv), (v), (vi),
(vii) and (ix) with respect to such Additional Series, each of the foregoing in form and substance satisfactory to the Operations Agent. The Operations Agent shall promptly provide written notice to the Borrowers when all of the requirements of this clause (b) of this Section 3.01 have been satisfied.

                  SECTION 3.02. ALL BORROWINGS. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) receipt by the Operations Agent of a Notice of Borrowing as required by Section 2.02 and an Asset Coverage Ratio Certificate with respect to the Borrower requesting the Loan, along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board

(which, as of the Effective Date, would be a list of all margin stock which directly or indirectly secures the Loan), and receipt by such Bank of all such documents and instruments from the Operations Agent;

                  (b) immediately after such Borrowing, the aggregate amount of all Debt outstanding to the Borrower requesting the Loan will not exceed the Maximum Amount for such Borrower, and, immediately after such Borrowing, the aggregate principal amount of all Loans outstanding to all Borrowers will not exceed the aggregate Commitment Amounts;

                  (c) immediately before and after such Borrowing, no Default or Event of Default with respect to the Borrower requesting the Loan shall have occurred and be continuing;

                  (d) the representations and warranties contained in this Agreement of the Borrower requesting the Loan shall be true and correct in all material respects on and as of the date of such Borrowing (immediately before and after giving effect to such Borrowing); and

                  (e) if Margin Stock constitutes 25% or more of the assets of the Borrower requesting the Loan, the aggregate principal amount of the Loans made to such Borrower does not exceed the sum of (i) 50% of the Fair Market Value of all Margin Stock held by such Borrower and (ii) the sum of the Applicable Percentages of the Fair Market Values of all securities and other assets held by such Borrower that are not Margin Stock. For purposes of the foregoing, (A) "Applicable Percentage" shall mean 95% in the case of U.S. Government and agency securities, 85% in the case of investment-grade municipal securities, 95% in the case of investment-grade money market instruments, 80% in the case of investment-grade corporate debt securities and zero percent in all other cases; (B) "Margin Stock" shall have the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System; and (C) "Fair Market Value" shall mean, with respect to any security owned by a Borrower, the value assigned to such security in accordance with the methods described in the Prospectus of such Borrower in the most recent calculation by or for such Borrower of the net asset value per share of such Borrower.

Each Borrowing hereunder shall be deemed to be a representation and warranty on the date of such Borrowing by the Borrower requesting the Loan as to the facts specified in clauses (b), (c), (d), (e) and (f) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower severally represents and warrants as to itself and, if the Borrower is an Entity acting on behalf of one or more of its Series, such Borrower also represents and warrants as to such Entity, where applicable, that:

                  SECTION 4.01. EXISTENCE AND POWER; INVESTMENT COMPANY. (a)
Schedule 2 attached hereto accurately and completely lists the full legal name, principal business address, the nature and jurisdiction of incorporation or organization, and fiscal year end of the Borrower, or if the Borrower is an Entity acting on behalf of one or more Series, of such Entity and such Series. The Borrower, or if the Borrower is an Entity acting on behalf of one or more Series, the Entity, is duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as set forth on Schedule 2 attached hereto and has all corporate or trust powers and all authorizations and approvals required to carry on its business as now conducted.

                  (b) The Borrower (unless the Borrower is the Floating Rate
LLC), or if the Borrower is an Entity acting on behalf of one or more Series, the Entity is an open-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been duly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act of 1933, as amended (except in the case of initial seed capital shares which were issued in a transaction exempt from any registration), and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.

                  (c) If the Borrower is the Floating Rate LLC, it (i) is a closed-end, non-diversified management investment company registered as such under the Investment Company Act and its outstanding interests (A) have been duly issued and are fully paid and non-assessable, (B) are exempt from registration under the Securities Act of 1933 as amended, and (C) have been registered or are exempt from registration under all applicable state securities or so-called "Blue Sky" laws, and (ii) has adopted a fundamental policy, changeable only by a majority vote of its outstanding voting securities (as defined in the Investment Company Act), to the effect that it will make repurchase offers pursuant to Rule 23c-3 under the Investment Company Act at periodic intervals of three months to each holder of its interests.

                  (d) If the Borrower is an Entity acting on behalf of a Series, that Series of such Entity (i) has been duly established as a separate series of such Entity, and its assets and liabilities are segregated from the assets and liabilities of each other Series of such Entity, and (ii) is not subject to any liabilities of any other series of such Entity other than expenses that are not chargeable to a particular series of such Entity but which are appropriately allocated among the series of such Entity, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Entity is not subject to any liabilities of any other Entity.

                  (e) The Borrower is not a general partner or joint venturer in any partnership or joint venture. The Borrower does not invest all of its investable assets in any other open-end investment management company or, except for the Floating Rate LLC, otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure. The Floating Rate LLC acts as a master fund under a two-tier, master-feeder investment structure and does not rely on Sections 12(d)(1)(E) or 12(d)(1)(f) of the Investment Company Act.

                  SECTION 4.02. AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and each of the other Loan Documents to which the Borrower is a party are within the Borrower's corporate or trust powers, as applicable, have been duly authorized by all necessary corporate or trust action, as applicable, require no authorization or action by or in respect of, or filing with, any governmental body, agency or official or any shareholder or creditor of the Borrower, and do not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, the Investment Company Act), the certificate or articles of organization or incorporation or declaration of trust, as applicable, or by-laws of the Borrower, any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Borrower's most recent Prospectus, or result in the creation or imposition of any Lien on any asset of the Borrower.

                  SECTION 4.03. BINDING EFFECT. Each of the Loan Documents has been duly executed and delivered by the Borrower. Each of this Agreement and the other Loan Documents constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  SECTION 4.04. USE OF PROCEEDS; COMPLIANCE WITH MARGIN RULES. The proceeds of the Loans will be used by the Borrower solely for short-term liquidity and other temporary emergency purposes, which purposes are permitted under the Investment Company Act and by the Borrower's most recent Prospectus. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder will not violate Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  SECTION 4.05. NON-AFFILIATION WITH BANKS. So far as appears from the records of the Borrower, neither any Bank nor any Affiliate of any Bank known to the Borrower is an Affiliated Person of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower.

                  SECTION 4.06. SUBSIDIARIES. The Borrower has no Subsidiaries or equity investments or any interest in any other Person other than portfolio securities (including, subject to Section 4.01(e), investment company securities) that have been acquired in the ordinary course of business.

                  SECTION 4.07.  FINANCIAL INFORMATION.

                  (a) The statement of assets and liabilities of the Borrower, as of the last day of the Borrower's fiscal year most recently ended prior to the Effective Date, and the related Statements of Operations and Changes in Net Assets for the fiscal year ended on such date, reported on by independent public accountants of nationally recognized standing and set forth in the Annual Report for the fiscal year ended on such date, together with the notes and schedules thereto, present fairly, in all material respects, in conformity with generally accepted accounting principles, the financial position of the Borrower as of such date.

                  (b) Since the last day of the Borrower's fiscal year most recently ended prior to the Effective Date, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower.

                  SECTION 4.08. LITIGATION. There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any Person with whom it has entered into a material contract or agreement before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to materially adversely affect the business, financial position or results of operations of the Borrower, or which in any manner draws into question the validity or enforceability of this Agreement or any of the other Loan Documents or any such material contract or agreement.

                  SECTION 4.09. ERISA. (a)The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

                  (b) No Loan will constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available.

                  SECTION 4.10. TAXES. The Borrower (unless the Borrower is the Floating Rate LLC) has elected to be treated and qualifies as a "regulated investment company" within the meaning of the Internal Revenue Code. If the Borrower is the Floating Rate LLC, the Borrower is a limited liability company for federal income tax purposes. The Borrower has timely filed all United States Federal income tax returns and all other tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns assessment received by it except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained. The Borrower is not aware of any proposed assessment against it for additional taxes (or any basis for any such assessment) that might be material in amount to it. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                  SECTION 4.11. COMPLIANCE. (a) The Borrower is in compliance with Section 18 of the Investment Company Act. The Borrower is also in compliance with all other applicable laws and regulations (including, without limitation, the other provisions Investment Company Act and all regulations thereunder), all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses, orders and permits issued by, any governmental body, agency or official, and all agreements and instruments to which it may be subject or any of its properties may be bound, except where noncompliance could not be reasonably expected to have a material adverse affect on its business, operations, properties, assets or condition (financial or otherwise). The Borrower is in compliance in all material respects with all investment policies and restrictions set forth in its Prospectus.

                  (b) No Default or Event of Default has occurred and is continuing.

                  (c) The Borrower is not subject to regulation under any federal, state, local or foreign statute or regulation (other than the Investment Company Act) which limits its ability to incur indebtedness. Except as set forth on Schedule 4.11(c) attached hereto, the Borrower has not entered into any agreement with any federal, state, local or foreign governmental authority or regulator limiting its ability to incur indebtedness. The borrowing limitations adopted by the Borrower in its Prospectus or elsewhere are set forth on Schedule 4.11(c) attached hereto.

                  SECTION 4.12. FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Banks for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Banks will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing all facts which, to the best of the Borrower's knowledge after due inquiry, materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower, or the ability of the Borrower to perform its obligations under the Loan Documents.

                  SECTION 4.13. FOREIGN ASSETS, CONTROL REGULATIONS, ETC. None of the requesting or borrowing of the Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. Section 1 et seq., as amended) (the "Trading With the Enemy Act"), any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and

Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, the Borrower
(i) is not and will not become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations and (ii) does not engage and will not engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

                  SECTION 4.14. STATUS OF LOANS. The Borrower's obligation in connection with the repayment of any Loans made to it hereunder shall at all times constitute its unconditional Debt and will rank at least pari passu in priority of payment with all of its other present and future unsecured and unsubordinated Debt.

                                    ARTICLE V

                                    COVENANTS

                  Each Borrower severally agrees that, so long as any Bank has any Commitment to that Borrower hereunder or any amount payable by that Borrower under this Agreement or any other Loan Document remains unpaid:

                  SECTION 5.01. INFORMATION. The Borrower will deliver to the Operations Agent, by e-mail to the extent possible (for delivery to each of the Banks):

                  (a) as soon as available and in any event within 60 days after the end of each fiscal year of the Borrower, (i) a statement of its assets and liabilities, including the portfolio of investments, as of the end of such fiscal year and the related statements of operations and changes in net assets for such fiscal year, or (ii) if different from the foregoing, the statements which the Borrower is required to prepare under applicable laws and regulations as of the end of such period, all reported in a manner acceptable to the Securities and Exchange Commission, together with (A) an audit report thereon issued by an independent public accounting firm of nationally recognized standing and (B) a certificate from such firm (1) acknowledging to the Banks such firm's understanding that the Banks are relying on such financial statements, (2) containing a computation of, and showing compliance with, the Borrower's Asset Coverage Ratio and (3) stating to the effect that, in making the examination necessary for the signing of such financial statements, such firm has not become aware of any Default or Event of Default that has occurred and is continuing, or if such firm has become aware of any such Default or Event of Default, describing it and the steps, if any, being taken to remedy it;

                  (b) as soon as available and in any event within 60 days after the end of the first semi-annual period of each fiscal year of the Borrower, (i) a statement of its assets and liabilities, including the portfolio of investments, as of the end of such period, (ii) if different from the foregoing, the statements which the Borrower is required to prepare under applicable laws and regulations as of the end of such period, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an authorized officer of the Borrower or accompanied by an audit report thereon issued by an independent public accounting firm of nationally recognized standing;

                  (c) simultaneously with the delivery of each document referred to in clauses (a), and (b) above, a certificate of an authorized officer of the Borrower stating whether any Default or Event of Default with respect to the Borrower exists on the date of such certificate and, if any Default or Event of Default with respect to such Borrower then exists, setting forth the details thereof and the action which it is taking or proposes to take with respect thereto;

                  (d) no later than 3:00 p.m. (Boston time) on each day that a Loan is outstanding to the Borrower and within fifteen (15) days after the end of each calendar quarter, an executed certificate of an authorized officer of the Borrower substantially in the form of Exhibit E attached hereto ("Asset Coverage Ratio Certificate") setting forth (i) the Borrower's asset coverage ratio (as calculated in the manner contemplated by the form of Asset Coverage Ratio Certificate) ("Asset Coverage Ratio") and (ii) a statement to the effect that, to the best of the knowledge of such authorized officer, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, the steps being taken to remedy the same

                  (e) within one Business Day after the Borrower obtains knowledge of any Default or Event of Default with respect to such Borrower, a certificate of an authorized officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (f) promptly upon the filing thereof with the Securities and Exchange Commission or the mailing thereof to shareholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower's Prospectus, proxy statements and other materials of a financial or otherwise material nature;

                  (g) promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.08, notice and a description thereof and copies of any filed complaint relating thereto; and

                  (h) from time to time such additional information regarding the financial position or business of the Borrower as the Operations Agent, at the request of any Bank, may reasonably request.

                  SECTION 5.02. PAYMENT OF OBLIGATIONS. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans made to it and all other amounts payable by it provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, all of its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

                  SECTION 5.03. MAINTENANCE OF INSURANCE. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its property and business against at least such risks (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered open-end investment companies; and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

                  SECTION 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue to engage in, and limit its operations to, business of the same general type as now conducted by it and the Borrower will, or if the Borrower is an Entity acting on behalf of one or more of its Series, such Entity will, preserve, renew and keep in full force and effect its existence as a corporation, limited liability company or trust, as indicated for such Entity on Schedule 2, incorporated or organized, as applicable, under the laws of the jurisdiction indicated for such Entity on Schedule 2, and its privileges, licenses, trademarks, copyrights, trade names, franchises and other rights necessary in the normal conduct of its business. The Borrower will, or if the Borrower is an Entity acting on behalf of one or more of its Series, such Entity will, maintain in full force and effect its registration as a open-end management company (or, in the case of the Floating Rate LLC, a closed-end management company) under the Investment Company Act, and keep in full force and effect the existence of the Series as separate series.

                  SECTION 5.05. COMPLIANCE WITH LAWS. The Borrower will at all times comply with Section 18 of the Investment Company Act. The Borrower will comply in all material respects with all other applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, ERISA and the other provisions of Investment Company Act and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect. The Borrower will file all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by such Borrower and as to which such Borrower has established appropriate reserves or other provisions as may be required by generally accepted accounting principles on its books and records).

                  SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of any Bank, at such Bank's expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accounting firm, all at such reasonable times and as often as may reasonably be desired.

                  SECTION 5.07. DEBT. Without the prior written consent of the Required Banks, the Borrower will not create, assume or suffer to exist any Debt of that Borrower other than:

                  (a) Debt arising under this Agreement or any of the other Loan Documents;

                  (b) Debt in favor of the Borrower's Custodian consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

                  (c) Debt owing in respect of payments due to its trustees or directors under any deferred compensation plan; provided that such payments shall not in the aggregate for all Borrowers exceed $750,000; and

                  (d) Debt arising in connection with portfolio investments and investment techniques permissible under the Investment Company Act and consistent with the Borrower's investment objectives and fundamental and operating investment restrictions;

provided that in no event shall the Borrower (A) enter into or utilize Financial Contracts other than in the ordinary course of business for hedging or investment purposes in accordance with its investment objectives and fundamental and operating restrictions then in effect, (B) enter into reverse repurchase agreements, (C) borrow money or create leverage under any arrangement other than
(y) from the Banks hereunder or (z) on an overnight basis from the Borrower's Custodian to the extent provided in clause (b) hereof, or (D) issue or be or remain liable for or have outstanding any "senior security" (as defined in the Investment Company Act), except that the Borrower may borrow from the Banks pursuant to this Agreement. The Borrower will not issue or have outstanding any preferred stock.

                  SECTION 5.08. NEGATIVE PLEDGE. The Borrower will not create, assume or suffer or permit to exist any Lien on any of its assets (including the income and profits thereon) or segregate any of its assets (including the income and profits thereon) to cover any of its obligations, in each case whether such asset is now owned or hereafter acquired, except (a) Liens in favor of the Agents or the Banks, if any, to secure the Obligations, (b) Liens for taxes, assessments or governmental charges or levies the payment of which is not at the time required or which are being contested in good faith by appropriate proceedings and as to which reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained, (c) Liens in favor of the Borrower's Custodian granted pursuant to the custody agreement with such Custodian to secure obligations arising under such custody agreement, (d) Liens as are necessary in connection with a secured letter of credit opened by or on its behalf in connection with its trustees' (or directors') errors and omissions liability insurance policy, and (e) encumbrances created in connection with that Borrower's portfolio investments (and not for the primary purpose of borrowing money) to the extent permitted by the provisions of the Borrower's Prospectus and Section 5.07 hereof.

                  SECTION 5.09. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not consolidate or merge with or into any other Person or reorganize its assets into series of a series corporation or entity (if it currently has no series) or into a non-series corporation or entity (if it currently is a series of such an entity), nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person except that (a) the Borrower may sell its assets in the ordinary course of business as described in its Prospectus and (b) the Borrower may consolidate or merge with or into any other Borrower or sell or otherwise transfer all or any substantial part of its assets to another Borrower if the Required Banks consent to such consolidation, merger, sale or other transfer in writing prior to the effective date of such consolidation, merger, sale or transfer. If the Majority Banks do not so consent or if the Borrower enters into any consolidation, merger, sale or other transfer with an entity that is not a Borrower hereunder, the Borrower shall terminate entirely each Bank's Commitment to make Loans to the Borrower as set forth in Section 2.10. The Borrower will not invest all of its investable assets in any other open-end investment management company or otherwise employ a master-feeder (unless the Borrower is the Floating Rate LLC) or fund of funds investment structure or any other multiple investment company structure.

                  SECTION 5.10. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement to the Borrower will be used by the Borrower solely for temporary or emergency purposes.

                  SECTION 5.11. ASSET COVERAGE RATIO. (a) The Borrower will at no time permit its Asset Coverage Ratio to be less than 3 to 1.

                  (b) In addition, if the Borrower is the CMG Fund Trust on behalf of its series the CMG Emerging Markets Equity Fund then it will not permit, at any time that any Loan is outstanding to it, its Asset Coverage Ratio to be less than 20 to 1.

                  (c) The Borrower will at no time permit the aggregate amount of its Debt to exceed the Maximum Amount for such Borrower.

                  SECTION 5.12. COMPLIANCE WITH PROSPECTUS. The Borrower will at all times comply with the investment objectives, limitations and policies set forth in its Prospectus, and will not make any investment, loan, advance or extension of credit inconsistent with those investment objectives, limitations and policies. The Borrower will not permit its investment objective or any fundamental policy or its diversified status (if it is diversified) to be changed from those in effect on the Effective Date (or, with respect to each Additional Series which becomes a Series hereunder, on the date such Additional Series becomes a Series hereunder) and reflected in its Prospectus delivered to the Banks on the Effective Date (or, with respect to each Additional Series, on the date such Additional Series becomes a Series hereunder).

                  SECTION 5.13. NON-AFFILIATION WITH BANKS. The Borrower will not at any time become an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower, and the Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower.

                  SECTION 5.14. REGULATED INVESTMENT COMPANY. The Borrower (other than if the Borrower is the Floating Rate LLC) will maintain its status as a "regulated investment company" under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a "regulated investment company" pursuant to subchapter M of the Internal Revenue Code. The Floating Rate LLC will maintain its status as a partnership for federal income tax purposes at all times and will make sufficient distributions to permit each of its holders of beneficial interests electing to be treated as a "regulated investment company" pursuant to subchapter M of the Internal Revenue Code to so qualify as a regulated investment company.

                  SECTION 5.15. NO SUBSIDIARY. The Borrower will not have at any time any Subsidiary or equity investments or any interest in any Person other than portfolio securities that have been acquired in the ordinary course of business.

                  SECTION 5.16. ERISA. The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

                  SECTION 5.17. CHANGES TO ORGANIZATIONAL DOCUMENTS. The Borrower will not make or permit to be made any material changes to its certificate or articles of organization or incorporation or declaration of trust, as applicable, or by-laws.

                                   ARTICLE VI

                                    DEFAULTS

                  SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing with respect to any Borrower:

                  (a) such Borrower shall fail to pay (i) any principal of any Loan to such Borrower when due or (ii) any interest on any Loan to such Borrower or any fees or any other amount payable by such Borrower hereunder within five
(5) days after the same becomes due and payable;

                  (b) such Borrower shall fail to observe or perform any covenant set forth in Section 5.04, the first sentence of Section 5.05, Sections 5.07, 5.08, 5.09, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 or 5.17, or if the Borrower
is an Entity acting on behalf of one or more of its Series, the Entity shall fail to comply with Section 5.04 hereof;

                  (c) such Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any other Loan Document (other than those covered by clause (a) or (b) above) for thirty (30) days;

                  (d) any representation, warranty, certification or statement made (or deemed made) by such Borrower as to itself or, if such Borrower is an Entity acting on behalf of one or more of its Series, as to such Entity, in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                  (e) such Borrower shall fail to make any payment in respect of any Debt of such Borrower in excess of 5% of such Borrower's Net Asset Value when due or within any applicable grace period;

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt of such Borrower in excess of 5% of such Borrower's Net Asset Value or enables (any required notice of default having been given and any applicable grace period having expired) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) such Borrower, or if the Borrower is an Entity acting on behalf of one or more of its Series, such Entity, shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property or of any of its Series, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its Series or its or any of its Series' debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property or of any of its Series, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or any of its Series or the Borrower or such Entity or any of its Series shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against such Borrower, or if the Borrower is an Entity acting on behalf of one or more of its Series, such Entity, seeking liquidation, reorganization or other relief with respect to it or any of its Series, or its or any of its Series' debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or of any of its Series, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or such Entity or any of its Series under the federal bankruptcy laws as now or hereafter in effect;

                  (i) there shall be entered against such Borrower one or more judgments or decrees that, when taken together, exceed the lesser of five percent (5%) of such Borrower's Net Asset Value and $5,000,000, excluding those judgments or decrees (i) that shall have been stayed or discharged less than thirty (30) calendar days from the entry thereof and (ii) for and to the extent that such Borrower is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent that such Borrower is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Required Banks;

                  (j) any investment advisory agreement or management agreement which is in effect on the Effective Date (or, with respect to each Additional Series which becomes a Series hereunder, on the date such Additional Series becomes a Series hereunder) for such Borrower shall terminate, or the Investment Adviser shall cease to be the investment adviser to such Borrower; or

                  (k) without the prior written consent of the Required Banks, the Custodian of such Borrower shall cease to be the Custodian of such Person;

then, and in every such event, the Operations Agent shall (i) if requested by Banks constituting Required Banks, by notice to the defaulting Borrower terminate the Commitment of each Bank to make Loans to that Borrower, and such obligations of the Banks shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks, by notice to such Borrower declare the Loans to such Borrower (together with accrued interest thereon) to be, and such Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the Events of Default specified in clause (g) or (h) above, automatically without any notice to the defaulting Borrower or any other act by the Operations Agent or the Banks, the Commitment of each Bank to make Loans to such Borrower shall thereupon terminate as to the defaulting Borrower and the Loans to the defaulting Borrower (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

         Notwithstanding any provision of this Agreement to the contrary, (i) an Entity Default or an Entity Event of Default with respect to an Entity acting on behalf of one or more of its Series shall constitute a Default or an Event of Default, as the case may be, with respect to all Series of that Entity, and (ii) except as provided in the preceding clause (i) if there occurs any Default or Event of Default solely with respect to a particular Borrower, such Default or Event of Default shall not constitute, in and of itself, a Default or an Event of Default with respect to any other Borrower and shall not permit the Banks to terminate the Commitments or exercise any of their other remedies as to any other Borrower.

                                   ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Subject to
Section 7.07, each Bank irrevocably appoints and authorizes the Operations Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Operations Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The Administrative Agent shall not have any rights, duties or responsibilities hereunder or under any of the other Loan Documents. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Operations Agent.

                  SECTION 7.02. ACTIONS BY AGENTS. The duties and responsibilities of each Agent hereunder are only those expressly set forth herein. The relationship between each Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loans Documents shall be construed to constitute either Agent as a trustee for any Bank. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI.

                  SECTION 7.03. CONSULTATION WITH EXPERTS. Each Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 7.04. LIABILITY OF AGENT. No Agent or any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct. No Agent or any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made by any other Person in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrowers; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement (except as to its own execution of this Agreement), the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  SECTION 7.05. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent (to the extent not reimbursed by the Borrowers) for all costs, expenses (including counsel fees and disbursements), claims, demands, actions, losses or liabilities (collectively, "Losses") that such Agent may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any Agent against any Losses that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have directly resulted from such Agent's gross negligence or willful misconduct, provided, however, that no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

                  SECTION 7.06. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  SECTION 7.07. SUCCESSOR AGENTS. Each Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

                  SECTION 7.08. AGENTS AS BANKS. In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also an Agent.

                  SECTION 7.09. DISTRIBUTION BY THE OPERATIONS AGENT. If in the opinion of the Operations Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Operations Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Operations Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  SECTION 7.10. DELINQUENT BANKS. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Operations Agent its pro rata share of any Loan to any Borrower, or (B) comply with the provisions of Section 9.04 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and to payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from a Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans to that Borrower. The Delinquent Bank hereby authorizes the Operations Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all such outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         (b) For purposes of this Section 7.10, a Failure of a Bank shall mean
(i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the federal bankruptcy laws as now or hereafter in effect.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

                  SECTION 8.01. INCREASED COST AND REDUCED RETURN. (a) If any new law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith:

         (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Loans or its Commitment, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any tax on, or changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located; or

         (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) any other condition affecting its Loans or its Commitment;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan to any Borrower, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) from any Borrower under this Agreement by an amount deemed by such Bank to be material, then, upon demand by such Bank and delivery to such Borrower of the certificate required by clause (c) hereof (with a copy to the Operations Agent), such Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall determine that any change in any existing applicable law, rule or regulation or any new law, rule or regulation, regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, upon demand by such Bank (with a copy to the Operations Agent), each Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

                  (c) Each Bank will promptly notify each Borrower and the Operations Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. NOTICES. All notices, requests, consents and other communications to any party hereunder shall be in writing (including bank wire, facsimile or e-mail transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 or
Schedule 2 attached hereto, provided that any notice or other communication transmitted by facsimile or e-mail shall be (i) immediately confirmed by a telephone call to the recipient at the number specified on Schedule 1 or
Schedule 2, as applicable, and (ii) at the request of the recipient thereof, followed promptly by delivery of a hard copy original thereof. Each such notice, request, consent or other communication shall be effective (a) if given by facsimile or e-mail, when such facsimile or e-mail is transmitted to the facsimile number or e-mail address specified in this Section and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to an Agent under
Article II or Article VIII shall not be effective until actually received by the Agent.

                  SECTION 9.02. NO WAIVERS. No failure or delay by either Agent or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.03. EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION.
(a) Each Borrower, severally and not jointly, agrees to pay (i) all reasonable out-of-pocket expenses of the Operations Agent, including the fees and disbursements of special counsel for the Operations Agent, in connection with the preparation, negotiation and closing of this Agreement and the other Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof, any waiver of any Default or Event of Default or alleged Default or Event of Default hereunder, and any termination hereof, and (ii) if a Default or an Event of Default occurs, all reasonable out-of-pocket expenses incurred by each Agent and each Bank, including fees and disbursements of counsel (including reasonable allocated costs of in-house counsel), in connection with such Default or Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided, however, that any such amounts payable in connection with a Default or Event of Default by a particular Borrower or arising out of or relating to the Loans made to a particular Borrower shall only be payable out of the assets of such Borrower and no other Borrower. Each Borrower, severally and not jointly, agrees to indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents. All amounts to be paid pursuant to this clause (a) (other than pursuant to clause
(ii) of the first sentence of this clause (a)) shall be paid by the Borrowers pro rata based on their relative Maximum Amounts or based on such other method as the Boards of Directors or Boards of Trustees, as applicable, of the Entities shall determine with prior written notice to the Operations Agent.

         (b) Each Borrower severally agrees to indemnify each Agent, each Bank and its Affiliates, officers, directors, and employees (each, a "Covered Person") and hold each Covered Person harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be suffered or incurred by such Covered Person in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans to that Borrower hereunder, provided that no Covered Person shall have the right to be indemnified hereunder if it is determined in a final nonappealable judgment by a court of competent jurisdiction that such liability, loss, damage, cost or expense was directly the result of such Covered Person's own gross negligence or willful misconduct.

                  SECTION 9.04. SET OFF. During the continuance of any Event of Default as to a particular Borrower, any deposits or other sums credited by or due from any of the Banks solely to that Borrower, and any securities or other property solely of that Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of the Borrower's Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of that Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Debt of a Borrower to such Bank, other than Debt owing to such Bank hereunder, such amount shall be applied ratably to such other Debt and to the Debt owing to such Bank hereunder, and (b) if such Bank shall receive from a Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of the claim based on the Obligations owing to such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, assignment of claims (to such extent as is necessary), subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                  SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of an Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all the Banks:

                  (a) increase or decrease the Commitment Amount of any Bank (except as provided in Section 9.06(c)) or subject any Bank to any additional obligation;

                  (b) reduce or forgive the principal of or rate of interest on any Loan or any fees to the Banks hereunder;

                  (c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees to the Banks hereunder or for the termination of the Commitments;

                  (d) change the percentage of the Commitment Amounts or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the

Banks or any of them to take any action under this Section or any other provision of this Agreement; or

                  (e) amend Section 5.11 or permit any Borrower to change its investment objective or any fundamental policy or its diversified status.

                  SECTION 9.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks.

                  (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Operations Agent, such Bank shall remain responsible for the performance of its obligations hereunder (including the confidentiality provisions of Section 9.10 hereof), and the Borrowers and the Operations Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b), (c) or (d) of Section 9.05 without the consent of the Participant. Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

                  (c) Subject to clause (f) below, any Bank may at any time assign to one or more banks (each an "Assignee") all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance in substantially the form of Exhibit F attached hereto executed by such Assignee and such transferor Bank, with (i) if no Default or Event of Default has occurred and is continuing, the written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed, and (ii) the written consent of the Operations Agent, which consent shall not be unreasonably withheld or delayed, provided that no such consent of the Borrowers or the Operations Agent shall be required if the Assignee is an Affiliate of the transferor Bank. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee with respect to the interest assigned, such Assignee shall be a Bank party to this Agreement (in addition to any interest of such Bank held prior to such assignment) and shall have all the rights and obligations of a Bank with the Commitment Amount as set forth in such instrument of assumption (in addition to any interest of such Bank held prior to such assignment), and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (c), the transferor Bank, the Operations Agent and the Borrowers shall make appropriate arrangements so that, if required and requested, new Notes are issued to the Assignor and the Assignee, and the Operations Agent shall be authorized to revise Schedule 1 to reflect such assignment and to circulate such revised Schedule 1 to the Banks and the Borrowers, which revised
Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. In connection with any such assignment, the transferor Bank shall pay to the Operations Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrowers and the Operations Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.16.

                  (d) Without notice to or consent of any Person, any Bank may at any time assign or pledge all or any portion of its rights under this Agreement, including, if issued pursuant to Section 2.04, any Note issued to it, to a Federal Reserve Bank. No such assignment or pledge shall release the transferor Bank from its obligations hereunder.

                  (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent.

                  (f) No bank may become an Assignee pursuant to clause (c) above unless such bank constitutes a "bank" (as such term is used in Section 18(f)(1) of the Investment Company Act) in the reasonable judgment of the Borrowers and the Operations Agent. No bank may become an Assignee pursuant to clause (c) above if that bank is an Affiliate of any Borrower.

                  SECTION 9.07. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER SEAL UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE COURT IN THE COMMONWEALTH OF MASSACHUSETTS OR U.S. FEDERAL COURT SITTING IN THE COMMONWEALTH OF MASSACHUSETTS AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.01. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                  SECTION 9.08. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except as prohibited by law, each Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Borrower (a) certifies that no representative, agent or attorney of any Bank or any Agent has represented, expressly or otherwise, that such Bank or Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agents and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                  SECTION 9.09. CONFIDENTIAL INFORMATION. (a) Each Bank agrees that any information, documentation or materials provided by any Borrower or such Borrower's Affiliates, employees, agents or representatives
("Representatives") disclosing the portfolio holdings of the Borrowers or disclosing other non-public information in relation to this

Agreement or the Loan Documents ("Confidential Material"), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

                  (b) Such Confidential Information may be disclosed to Representatives of the Bank who need to know such information in connection with the transactions contemplated herein but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrowers; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all margin stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, auditors and accountants, (v) the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document or (v) any assignee or participant (or prospective assignee or participant) as long as such assignee or participant (or prospective assignee or participant) first agrees to be bound by the provisions of this
Section 9.09.

                  (c) Each Bank agrees to promptly provide such information as is reasonably requested by the Borrowers in order for the Borrowers to monitor (as required by applicable law) whether the Bank's use of Confidential Material complies with this Section 9.09.

                  SECTION 9.10. USA PATRIOT ACT. Each Bank that is subject to the Act (as hereinafter defined) and each Agent (for itself and not on behalf of any Bank) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or such Agent, as applicable, to identify the Borrower in accordance with the Act.

                  SECTION 9.11. MISCELLANEOUS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an agreement under seal by their respective authorized officers as of the day and year first above written.

                                            COLUMBIA FUNDS TRUST I, on behalf of
                                               its Series Columbia High Yield
                                               Opportunity Fund, Columbia
                                               Strategic Income Fund, Columbia
                                               Tax-Managed Aggressive Growth
                                               Fund, Columbia Tax-Managed Growth
                                               Fund, Columbia Tax-Managed Growth
                                               Fund II and Columbia Tax-Managed
                                               Value Fund

                                            By:____/s/ Michael Clark___
                                            Title:  Controller

                                            COLUMBIA FUNDS TRUST II, on behalf
                                               of Columbia Newport Greater China
                                               Fund

                                             By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA FUNDS TRUST III, on behalf
                                               of its Series Columbia Contrarian
                                               Income Fund, Columbia Corporate
                                               Bond Fund, Columbia Federal
                                               Securities Fund, Columbia
                                               Intermediate Government Income
                                               Fund, Columbia Global Equity
                                               Fund, Columbia Quality Plus Bond
                                               Fund, Columbia Mid Cap Value Fund
                                               and Columbia Liberty Fund

                                             By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA FUNDS TRUST IV, on behalf
                                               of its Series Columbia Tax-Exempt
                                               Fund, Columbia Tax-Exempt Insured
                                               Fund and Columbia Utilities Fund

                                             By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA FUNDS TRUST V, on behalf of
                                               its Series Columbia California
                                               Tax-Exempt Fund, Columbia
                                               Connecticut Intermediate
                                               Municipal Bond Fund, Columbia
                                               Connecticut Tax-Exempt Fund,
                                               Columbia Florida Intermediate
                                               Municipal Bond Fund, Columbia
                                               Intermediate Tax-Exempt Bond
                                               Fund, Columbia Large Company
                                               Index Fund, Columbia
                                               Massachusetts Intermediate
                                               Municipal Bond Fund, Columbia
                                               Massachusetts Tax-Exempt Fund,
                                               Columbia New Jersey Intermediate
                                               Municipal Bond Fund, Columbia New
                                               York Intermediate Municipal Bond
                                               Fund, Columbia New York
                                               Tax-Exempt Fund, Columbia
                                               Pennsylvania Intermediate

                                               Municipal Bond Fund, Columbia
                                               Rhode Island Intermediate
                                               Municipal Bond Fund, Columbia
                                               Small Company Index Fund and
                                               Columbia US Treasury Index Fund

                                            By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA FUNDS TRUST VI, on behalf
                                               of its series Columbia Growth and
                                               Income Fund, Columbia Newport
                                               Asia Pacific Fund and Columbia
                                               Small Cap Value Fund

                                             By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA FUNDS TRUST VII, on behalf
                                               of its series Columbia Europe
                                               Fund and Columbia Newport Tiger
                                               Fund

                                             By:____/s/ Michael Clark___
                                            Title:  Controller

                                            COLUMBIA FUNDS TRUST VIII, on behalf
                                               of its series Columbia Income
                                               Fund and Columbia Intermediate
                                               Bond Fund

                                             By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA FUNDS TRUST IX, on behalf
                                               of its series Columbia High-Yield
                                               Municipal Fund and Columbia
                                               Managed Municipals Fund

                                             By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA FUNDS TRUST XI, on behalf
                                               of its series Columbia Asset
                                               Allocation Fund, Columbia Large
                                               Cap Growth Fund, Columbia
                                               Disciplined Value Fund, Columbia
                                               Growth Stock Fund, Columbia
                                               International Equity Fund,
                                               Columbia Large Cap Core Fund,
                                               Columbia Small Cap Fund, Columbia
                                               Small Company Equity Fund,
                                               Columbia Dividend Income Fund and
                                               Columbia Young Investor Fund

                                            By:____/s/ Michael Clark___
                                            Title:  Controller

                                            COLUMBIA FLOATING RATE LIMITED
                                               LIABILITY COMPANY

                                             By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA BALANCED FUND, INC.

                                             By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA COMMON STOCK FUND, INC.

                                             By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA DAILY INCOME COMPANY

                                             By:____/s/ Michael Clark___
                                            Title:  Controller

                                            COLUMBIA FIXED INCOME SECURITIES
                                               FUND, INC.

                                            By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA GROWTH FUND, INC.

                                            By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA HIGH YIELD FUND, INC.

                                             By:____/s/ Michael Clark___
                                            Title:  Controller


                                            COLUMBIA INTERNATIONAL STOCK FUND,
                                               INC.

                                             By:____/s/ Michael Clark___
                                            Title:  Controller

                                    COLUMBIA NATIONAL MUNICIPAL BOND FUND, INC.

                                     By:____/s/ Michael Clark___
                                            Title:  Controller

                                    COLUMBIA OREGON MUNICIPAL BOND FUND, INC.

                                     By:____/s/ Michael Clark___
                                            Title:  Controller


                                    COLUMBIA REAL ESTATE EQUITY FUND, INC.

                                     By:____/s/ Michael Clark___
                                            Title:  Controller


                                    COLUMBIA SHORT TERM BOND FUND, INC.

                                     By:____/s/ Michael Clark___
                                            Title:  Controller


                                    COLUMBIA SMALL CAP GROWTH FUND, INC.

                                     By:____/s/ Michael Clark___
                                            Title:  Controller


                                    COLUMBIA MID CAP GROWTH FUND, INC.

                                     By:____/s/ Michael Clark___
                                            Title:  Controller

                                    COLUMBIA STRATEGIC INVESTOR FUND, INC.

                                     By:____/s/ Michael Clark___
                                            Title:  Controller


                                    COLUMBIA TECHNOLOGY FUND, INC.

                                     By:____/s/ Michael Clark___
                                            Title:  Controller

                                            CMG FUND TRUST, on behalf of its
                                               series CMG Corporate Bond Fund,
                                               CMG Emerging Markets Equity Fund,
                                               CMG Enhanced S&P 500 Index Fund,
                                               CMG Fixed Income Securities Fund,
                                               CMG Government Bond Fund, CMG
                                               High Yield Fund, CMG
                                               International Bond Fund, CMG
                                               International Stock Fund, CMG
                                               Large Cap Growth Fund, CMG Large
                                               Cap Value Fund, CMG Mid Cap
                                               Growth Fund, CMG Mid Cap Value
                                               Fund, CMG Mortgage and
                                               Asset-Backed Securities Fund, CMG
                                               Short Term Bond Fund, CMG Small
                                               Cap Fund, CMG Small Cap Growth
                                               Fund, CMG Small Cap Value Fund,
                                               CMG Small/Mid Cap Fund, CMG
                                               Strategic Equity Fund, CMG
                                               Intermediate Bond Fund and CMG
                                               Ultra Short Term Bond Fund

                                             By:____/s/ Michael Clark___
                                            Title:  Controller


                                            STATE STREET BANK AND TRUST COMPANY,
                                               Individually, as Operations Agent
                                               and as Administrative Agent

                                            By:____/s/John Stambord____________
                                            Title:  Vice President

                                            DANSKE BANK A/S, NEW YORK BRANCH

                                            By:____/s/ George Neofitidis____
                                            Title: Vice President

                                            By:_______/s/John A. O'Neil________
                                            Title: Vice President

                                            PNC BANK, NATIONAL ASSOCIATION

                                            By:________/s/Kirk Seagers_________
                                            Title: Vice President

                                            SOCIETE GENERALE, NEW YORK BRANCH

                                            By:_________/s/ Edith L. Hornick___
                                            Title: Director

                                                                      SCHEDULE 1

                                                                                   COMMITMENT PERCENTAGE ON THE
               BANKS                                  COMMITMENT AMOUNT                   EFFECTIVE DATE
               -----                                  -----------------            ----------------------------
STATE STREET BANK AND TRUST COMPANY                     $150,000,000                     42.8571428571429%

Lending Office:
Lafayette Corporate Center
2 Avenue de Lafayette - 2nd Floor
Boston, MA 02111
Attn:  John A. Stankard, Vice President
Tel:  (617) 662-1990
Fax: (617) 662-2326

E-Mail:
jastankard@statestreet.com

DANSKE BANK A/S, NEW YORK BRANCH                        $ 75,000,000                     21.4285714285714%

Lending Office:
299 Park Avenue, 14th Floor
New York, NY 10171
Attn: George Neofitidis, Vice President
Tel: (212) 984-8439
Fax: (212) 984-9568

E-mail:
gne@us.danskebank.com

PNC BANK, NATIONAL ASSOCIATION
                                                        $ 75,000,000                     21.4285714285714%

Lending Office:
Financial Institutions Group-  PHILA
1600 Market Street
Mail Stop: F2-F070-21-2
Attn: David Seagers
Tel: (215) 585-6290
Fax: (215) 585-6987

E-Mail:
david.seagers@pncbank.com

SOCIETE GENERALE, NEW YORK BRANCH                       $ 50,000,000                     14.2857142857143%

Lending Office:
1221 Avenue of the Americas,
11th Floor
New York, NY  10020
Attn: Shane Klein, Vice President
Tel: (212) 278-6889
Fax: (212) 278-7569

E-Mail:
shane.klein@us.socgen.com

TOTAL:                                                  $350,000,000                                  100%

                                                                      SCHEDULE 2

                                ENTITY:                                              SERIES:
1.       COLUMBIA FUNDS TRUST I, ON BEHALF OF EACH OF ITS     -    Columbia Strategic Income Fund: 5/31
         SERIES.                                              -    Columbia High-Yield Opportunity Fund: 5/31
                                                              -    Columbia Tax-Managed Growth Fund: 10/31
Address:                                                      -    Columbia Tax-Managed Aggressive Growth Fund: 10/31
                                                              -    Columbia Tax-Managed Value Fund: 10/31
         One Financial Center                                 -    Columbia Tax-Managed Growth Fund II: 10/31
         Boston, MA  02111

Nature and Jurisdiction of Incorporation or Organization:

         Massachusetts Business Trust

Fiscal Year End: As indicated for each series

2.       COLUMBIA FUNDS TRUST II, ON BEHALF OF EACH OF ITS    -    Columbia Newport Greater China Fund: 8/31
         SERIES.

Address:

         One Financial Center
         Boston, MA  02111

Nature and Jurisdiction of Incorporation or Organization:

         Massachusetts Business Trust

Fiscal Year End: As indicated for the series

3.       COLUMBIA FUNDS TRUST III, ON BEHALF OF EACH OF ITS   -    Columbia Liberty Fund: 9/30
         SERIES.                                              -    Columbia Mid Cap Value Fund: 9/30
                                                              -    Columbia Global Equity Fund: 3/31
Address:                                                      -    Columbia Contrarian Income Fund: 3/31
                                                              -    Columbia Quality Plus Bond Fund: 4/30
         One Financial Center                                 -    Columbia Intermediate Government Income Fund: 4/30
         Boston, MA  02111                                    -    Columbia Corporate Bond Fund: 4/30
                                                              -    Columbia Federal Securities Fund: 8/31
Nature and Jurisdiction of Incorporation or Organization:

         Massachusetts Business Trust

Fiscal Year End: As indicated for each series

4.       COLUMBIA FUNDS TRUST IV, ON BEHALF OF EACH OF ITS    -    Columbia Tax-Exempt Fund: 11/30
         SERIES.                                              -    Columbia Utilities Fund: 11/30
                                                              -    Columbia Tax-Exempt Insured Fund: 11/30
Address:

         One Financial Center
         Boston, MA  02111

Nature and Jurisdiction of Incorporation or Organization:

         Massachusetts Business Trust

Fiscal Year End: As indicated for each series

5.       COLUMBIA FUNDS TRUST V, ON BEHALF OF EACH OF ITS     -    Columbia California Tax-Exempt Fund: 10/31
         SERIES.                                              -    Columbia Massachusetts Tax-Exempt fund: 10/31
                                                              -    Columbia Connecticut Tax-Exempt Fund: 10/31
Address:                                                      -    Columbia New York Tax-Exempt Fund: 10/31
                                                              -    Columbia Large Company Index Fund: 3/31
         One Financial Center                                 -    Columbia Massachusetts Intermediate Municipal Bond
         Boston, MA  02111                                         Fund: 10/31
                                                              -    Columbia Intermediate Tax-Exempt Bond Fund: 10/31
Nature and Jurisdiction of Incorporation or Organization:     -    Columbia Small Company Index Fund: 3/31
                                                              -    Columbia US Treasury Index Fund: 3/31
         Massachusetts Business Trust                         -    Columbia Rhode Island Intermediate Municipal Bond
                                                                   Fund: 10/31
Fiscal Year End: As indicated for each series                 -    Columbia Connecticut Intermediate Municipal Bond
                                                                   Fund: 10/31
                                                              -    Columbia New York Intermediate Municipal Bond Fund:
                                                                   10/31
                                                              -    Columbia New Jersey Intermediate Municipal Bond
                                                                   Fund: 10/31
                                                              -    Columbia Florida Intermediate Municipal Bond Fund:
                                                                   10/31
                                                              -    Columbia Pennsylvania Intermediate Municipal Bond
                                                                   Fund: 10/31

6.       COLUMBIA FUNDS TRUST VI, ON BEHALF OF EACH OF ITS    -    Columbia Growth and Income Fund: 7/31
         SERIES.                                              -    Columbia Small-Cap Value Fund: 6/30
                                                              -    Columbia Newport Asia Pacific Fund: 8/31
Address:

         One Financial Center
         Boston, MA  02111

Nature and Jurisdiction of Incorporation or Organization:

         Massachusetts Business Trust

Fiscal Year End: As indicated for each series

7.       COLUMBIA FUNDS TRUST VII, ON BEHALF OF EACH OF ITS   -    Columbia Newport Tiger Fund: 8/31
         SERIES.                                              -    Columbia Europe Fund: 8/31

Address:

         One Financial Center
         Boston, MA  02111

Nature and Jurisdiction of Incorporation or Organization:

         Massachusetts Business Trust

Fiscal Year End: As indicated for each series

8.       COLUMBIA FUNDS TRUST VIII, ON BEHALF OF EACH OF      -    Columbia Intermediate Bond Fund: 3/31
         ITS SERIES.                                          -    Columbia Income Fund: 3/31

Address:

         One Financial Center
         Boston, MA  02111

Nature and Jurisdiction of Incorporation or Organization:

         Massachusetts Business Trust

Fiscal Year End: As indicated for each series

9.       COLUMBIA FUNDS TRUST IX, ON BEHALF OF EACH OF ITS    -    Columbia Managed Municipals Fund: 6/30
         SERIES.                                              -    Columbia High Yield Municipal Fund: 6/30

Address:

         One Financial Center
         Boston, MA  02111

Nature and Jurisdiction of Incorporation or Organization:

         Massachusetts Business Trust

Fiscal Year End: As indicated for each series

10.      COLUMBIA FUNDS TRUST XI, ON BEHALF OF EACH OF ITS    -    Columbia Large Cap Growth Fund: 9/30
         SERIES.                                              -    Columbia Growth Stock Fund: 9/30
                                                              -    Columbia Young Investor Fund: 9/30
Address:                                                      -    Columbia Small Cap Fund: 9/30
                                                              -    Columbia Large Cap Core Fund: 9/30
         One Financial Center                                 -    Columbia Asset Allocation Fund: 9/30
         Boston, MA  02111                                    -    Columbia International Equity Fund: 9/30
                                                              -    Columbia Small Company Equity Fund: 9/30
Nature and Jurisdiction of Incorporation or Organization:     -    Columbia Dividend Income Fund: 9/30
                                                              -    Columbia Disciplined Value Fund: 9/30
         Massachusetts Business Trust

Fiscal Year End: As indicated for each series

11.      COLUMBIA FLOATING RATE LIMITED LIABILITY COMPANY     -    None
Address:

         One Financial Center
         Boston, MA  02111

Nature and Jurisdiction of Incorporation or Organization:

         Delaware Limited Liability Company

Fiscal Year End: 8/31

12.      COLUMBIA BALANCED FUND, INC.                         -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

13.      COLUMBIA COMMON STOCK FUND, INC.                     -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

14.      COLUMBIA DAILY INCOME COMPANY                        -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

15.      COLUMBIA FIXED INCOME SECURITIES FUND, INC.          -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

16.      COLUMBIA GROWTH FUND, INC.                           -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

17.      COLUMBIA HIGH YIELD FUND, INC.                       -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

18.      COLUMBIA INTERNATIONAL STOCK FUND, INC.              -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

19.      COLUMBIA NATIONAL MUNICIPAL BOND FUND, INC.          -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

20.      COLUMBIA OREGON MUNICIPAL BOND FUND, INC.            -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

21.      COLUMBIA REAL ESTATE EQUITY FUND, INC.               -    NONE

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

         Fiscal year end: 8/31

22.      COLUMBIA SHORT TERM BOND FUND, INC.                  -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

23.      COLUMBIA SMALL CAP GROWTH FUND, INC.                 -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

24.      COLUMBIA MID-CAP GROWTH FUND, INC.                   -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

25.      COLUMBIA STRATEGIC INVESTOR FUND, INC.               -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

26.      COLUMBIA TECHNOLOGY FUND, INC.                       -    None

Address:

         1300 S.W. Sixth Avenue
         P.O. Box 1350
         Portland, Oregon 97207

Nature and Jurisdiction of Incorporation or
Organization:

         Oregon Corporation

Fiscal year end: 8/31

27.      CMG FUND TRUST, ON BEHALF OF EACH OF ITS SERIES.     -    CMG Corporate Bond Fund: 7/31
                                                              -    CMG Emerging Markets Equity Fund: 7/31
         Address:                                             -    CMG Enhanced S&P 500 Index Fund: 7/31
                                                              -    CMG Fixed Income Securities Fund: 7/31
         1300 S.W. Sixth Avenue                               -    CMG Government Bond Fund: 7/31
         P.O. Box 1350                                        -    CMG High Yield Fund: 7/31
         Portland, Oregon 97207                               -    CMG International Bond Fund: 7/31
                                                              -    CMG International Stock Fund: 7/31
Nature and Jurisdiction of Incorporation or                   -    CMG Large Cap Growth Fund: 7/31
Organization:                                                 -    CMG Large Cap Value Fund: 7/31
                                                              -    CMG Mid Cap Growth Fund: 7/31
         Oregon Business Trust                                -    CMG Mid Cap Value Fund: 7/31
                                                              -    CMG Mortgage and Asset-Backed Securities Fund: 7/31
Fiscal year end: As indicated for each series                 -    CMG Short Term Bond Fund: 7/31
                                                              -    CMG Small Cap Fund: 7/31
                                                              -    CMG Small Cap Growth Fund: 7/31
                                                              -    CMG Small Cap Value Fund: 7/31
                                                              -    CMG Small/Mid Cap Fund: 7/31
                                                              -    CMG Strategic Equity Fund: 7/31
                                                              -    CMG Intermediate Bond Fund: 7/31
                                                              -    CMG Ultra Short Term Bond Fund: 7/31

                                                                SCHEDULE 4.11(c)

1. Agreements with federal, state, local or foreign governmental authorities or regulators limiting the ability of a Borrower to incur indebtedness.

2. Borrowing limitations adopted in each Borrower's Prospectus or elsewhere.

                                                                       EXHIBIT A

                                  FORM OF NOTE

$____________                                         ____________, 2004

         FOR VALUE RECEIVED, each of the undersigned, on behalf of itself or, if such Entity has divided its assets into series or portfolios, on behalf of each particular Series listed on the signature pages hereto (the undersigned, on behalf of itself or each such particular Series, as applicable, shall be referred to herein as a "Borrower") hereby promises to pay to the order of [INSERT NAME OF BANK] (the "Bank") at the head office of State Street Bank and Trust Company at 225 Franklin Street, Boston, Massachusetts 02110:

                  (a) prior to or on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of [INSERT BANK'S COMMITMENT AMOUNT] Dollars ($_____ ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to such Borrower pursuant to the Credit Agreement dated as of July 23, 2004 (as amended and in effect from time to time, the "Credit Agreement"), among the undersigned, the Bank and other parties thereto;

                  (b) the principal outstanding hereunder to such Borrower from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding to such Borrower from the Effective Date (as defined in the Credit Agreement) through and including the maturity date hereof, at the times and at the rates provided in the Credit Agreement.

         This Note evidences borrowings under and has been issued by each of the Borrowers in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of each of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. The obligations of each Borrower hereunder are of that Borrower only and not of any other Borrower. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         Each Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of any Loan to such Borrower or at the time of receipt of any payment of principal of this Note from such Borrower, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans to any Borrower set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of such Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         Each Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur with respect to any Borrower, the entire unpaid principal amount of this Note outstanding to such Borrower and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         Each Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF EACH BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN ANY STATE COURT IN THE COMMONWEALTH OF MASSACHUSETTS OR U.S. FEDERAL COURT SITTING IN THE COMMONWEALTH OF MASSACHUSETTS AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN
SECTION 9.01 OF THE CREDIT AGREEMENT. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         The declaration of trust for each Entity that is a Massachusetts business trust is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston; the declaration of trust for CMG Fund Trust is on file with the Secretary of State of the State of Oregon. With respect to each Entity that is a trust, this Note is not executed on behalf of the trustees of such Entity as individuals and the obligations of any Series of such Entity under this Note and any claims, obligations or liabilities arising hereunder are not binding on any of the trustees, officers or shareholders of such Entity individually but are binding upon only the assets and property of such Series.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its name as an agreement under seal by its duly authorized officer on behalf of each Borrower as of the day and year first above written.

                     [Insert Signature Block for Borrowers]

                                                               Amount of            Balance of
                   Applicable              Amount           Principal Paid          Principal           Notation
Date                Borrower              of Loan             or Prepaid              Unpaid            Made By:
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                                     FORM OF
                               NOTICE OF BORROWING

DATE:             ___________________________

TO:               State Street Bank and Trust Company, as Operations Agent

ATTN:             ___________________________

FROM:             [ENTITY] [ON BEHALF OF ITS SERIES __________] (the "Borrower")

         In connection with the Credit Agreement dated as of July 23, 2004 (as the same may be amended and in effect from time to time) with State Street Bank and Trust Company, as Operations Agent, please increase the outstanding balance of Loans as indicated below. The Loans should be recorded on the books of the Borrower as a liability of the Borrower to the Banks and interest payable to the Banks should be recorded at the agreed upon rate.

(a)      Date of proposed Borrowing:                ____________________________

(b)      Amount of Loan requested:                 $____________________________

(c)      Cumulative Loans to this
         Borrower (after this Loan):               $____________________________

(d)      Maximum Loans permitted
         to this Borrower:                         $____________________________

(e)      Aggregate Loans outstanding
         to all Borrowers (after this Loan):       $____________________________

(f)      Aggregate Commitment Amounts:             $____________________________

                                                        ________________________
                                                        Authorized Signature

Wire to:
         ________________________
         ________________________
         ________________________

                                                                       EXHIBIT C

                       Text of Borrowers' Counsel Opinion

                                   [TO COME.]

                                                                       EXHIBIT D

                            FORM OF ALLOCATION NOTICE

                          Dated as of __________, 20__

To: State Street Bank and Trust Company, as Operations Agent for the Banks party to the Credit Agreement dated as of July 23, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined) among the investment companies party thereto and the financial institutions party thereto.

Ladies and Gentlemen:

         Reference is made to the Credit Agreement. This instrument is an Allocation Notice as contemplated by the Credit Agreement. The allocation of liability of the Borrowers as set forth herein shall be effective from the date hereof until a later-dated Allocation Notice is delivered to the Operations Agent.

         Name of Borrower                         % Allocation
        [LIST EACH BORROWER]                      [FOR EACH BORROWER]

                                                  Very truly yours,

                                                                       EXHIBIT E

                    FORM OF ASSET COVERAGE RATIO CERTIFICATE

         Reference is made to that certain Credit Agreement, dated as of July 23, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among certain investment companies party thereto and the various financial institutions party thereto. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of the [NAME OF BORROWER], certifies to the Operations Agent and the Banks as follows:

         As of ___________________, the Asset Coverage Ratio for such Borrower is calculated as follows:

(a)      Total Assets (less the value of assets
         subject to Liens), net of liabilities
         and Indebtedness not represented by
         Senior Securities (1)                      $_______________

(b)      Loan requested today (if any)              $_______________

(c)      Senior Securities Representing
         Indebtedness (2)                           $_______________

(d)      The sum of (a) plus (b) divided by (c)     $_______________

         Note: The Loan requested toady is permissible only if (i) the result of
(d) is greater than or equal to 3 for all Borrowers and 20 for the CMG Emerging Markets Equity Fund (or such lesser amount as may be permitted under the Borrower's Prospectus) and (ii) such Loan will not otherwise cause the Debt of the requesting Borrower to exceed the Maximum Amount applicable to such Borrower as set forth in the Credit Agreement.

         [To the best knowledge of the undersigned authorized officer, no Default or Event of Default with respect to the Borrower has occurred and is continuing.]

         [Describe Event of Default and actions being taken to remedy it.]

         [A copy of the Agreement and Declaration of Trust of the below-named trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, and notice is hereby given that none of the shareholders, trustees, officers, employees and other agents of the Investment Company or the Fund shall be personally bound by or liable for any indebtedness, liability or obligation arising hereunder, nor shall resort be had to their private property for the satisfaction of any obligations or claim arising hereunder.]

-------------------------

(1) Do not include Loan requested today (if any).

(2) Include Loan requested today (if any).

Date: _____________________            ______________, on behalf of

                                       [NAME OF BORROWER]

                                       By:______________________________________
                                          Title: [MUST BE AN AUTHORIZED OFFICER]

                                                                       EXHIBIT F

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                          Dated as of ___________, 20__

         Reference is made to the Third Amended and Restated Credit Agreement, dated as of June 23, 2004 (as from time to time amended and in effect, the "Credit Agreement"), by and among each of the Entities referred to therein, the banking institutions referred to therein as Banks (collectively, the "Banks"), and State Street Bank and Trust Company, as operations agent (in such capacity, the "Operations Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         ______________________ (the "Assignor") and ___________________________
(the "Assignee") hereby agree as follows:

         Section 1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$____________] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [____%] in respect of the Assignor's Commitment and [___%] of the aggregate Commitment Amounts, in each case immediately prior to the Effective Date (as hereinafter defined).

         Section 2. ASSIGNOR'S REPRESENTATIONS. The Assignor (a) represents and warrants that (i) its Commitment Amount is [$_____________], its Commitment Percentage is [____%], the aggregate outstanding principal balance of its Loans equals [$____________] (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations or any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Note (if any) delivered to it under the Credit Agreement.

         [The Assignor requests that the Borrowers exchange the Assignor's Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to             Amounts of
  the Order of:                 Notes
----------------             ----------
   Assignor                $____________

   Assignee                $____________]

         Section 3. ASSIGNEE'S REPRESENTATIONS. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee,
(iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

         Section 4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be [__________] (the "Effective Date"). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Operations Agent for consent by the Operations Agent and recording in the Register by the Operations Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

         Section 5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.03 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         Section 6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Operations Agent and such recording, from and after the Effective Date, the Operations Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective

Date by the Agent or with respect to the making of this assignment directly between themselves.

         Section 7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         Section 8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts whicH shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                   [ASSIGNOR]

                                   By:__________________________________________
                                        Title:

                                   [ASSIGNEE]

                                   By:__________________________________________
                                        Title:

CONSENTED TO:

[BORROWERS]

By:____________________________
   Title:

STATE STREET BANK AND TRUST COMPANY, as
Operations Agent

By:___________________________
   Title: